Exhibit 99.1

Infinite Reality, the Metaverse Innovation and Entertainment Company, and Universal Security Instruments File Registration Statement on Form S-4 with the Securities and Exchange Commission Relating to the Previously Announced Merger Agreement

New York and Los Angeles - (May 18, 2022) – Infinite Realty, Inc.,the Metaverse innovation and entertainment company, and Universal Security Instruments (NYSE: UUU), announce the filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission on May 16, 2022 which contains a preliminary proxy statement and prospectus, relating to the companies’ previously announced proposed merger. The filing can be found here.

Under the merger agreement, shareholders of Infinite Reality will become the majority owners of USI’s outstanding common stock. The completion of the transaction is subject to approval by both Infinite Reality and USI shareholders, as well as SEC clearance and stock exchange approval. If approved, the proposed merger will result in a publicly-traded company operating under the name of Infinite Reality and is currently expected to continue its listing on the NYSE.

The Registration Statement, which has not been declared effective by the SEC and is subject to change, contains pertinent information about both companies and the proposed business combination.

“This next step is critical to building the foundation of Infinite Reality as the leading disruptor in Metaverse development, social media, virtual entertainment, and ecommerce,” said John Acunto, co-founder and Chief Executive Officer of Infinite Reality. “As a publicly-traded entity, our platform and growth will accelerate exponentially. The only limit is our imagination.”

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About Infinite Reality

Infinite Reality is fostering a revolution of data, commerce, online authenticity, and digital transparency. Our vision of an open Metaverse makes each brand, creator, and fan the master of their own internet experience, their own data, the ways in which they distribute content and sell products, and the ways in which they interact with one another. iR provides the tools and services that companies and creators need to develop compelling open Metaverse experiences. Our Metaverse Empowerment Group advises, manages, designs, and oversees these custom features leveraging our expert internal and creator community resources. iR's Entertainment division, anchored by Thunder Studios, provides production, broadcasting, and streaming services to the world's best talent, brands, and creators. Infinite Reality has all of the resources to seamlessly create and broadcast content into and from the Metaverse. For more information visit theinfinitereality.com.

About Universal Security Instruments, Inc.

USI is a U.S.-based manufacturer and distributor of safety and security devices. Founded in 1969, the Company has a 53-year heritage of developing innovative and easy-to-install products, including smoke, fire and carbon monoxide alarms. For more information on USI, visit our website at universalsecurity.com (NYSE: UUU).

Important Information About the Proposed Merger and Where to Find It

In connection with the proposed merger USI has filed a preliminary proxy statement and prospectus and plans to file other relevant materials with the SEC, including amendments to the Registration Statement, which will include a definitive proxy statement/prospectus of USI relating to the proposed business combination. Any definitive proxy statement/prospectus of USI will be mailed to stockholders of USI if and when available. INVESTORS AND SECURITY HOLDERS OF USI AND INFINITE REALITY ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT USI, INFINITE REALITY, THE PROPOSED MERGER, AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the preliminary and definitive proxy statement/prospectus and other documents filed by USI with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by USI with the SEC by written request to: Universal Security Instruments, Inc.,11407 Cronhill Drive, Suite A, Owings Mills, MD 21117, Attention: Harvey B. Grossblatt, President and Chief Executive Officer.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

USI and Infinite Reality and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of USI in connection with the proposed business combination. Additional information regarding the special interests of these directors and executive officers in the proposed business combination will be included in the proxy statement/prospectus referred to above. Investors and security holders will be able to obtain additional information regarding the proposed merger once it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

Except for historical information, certain matters discussed in this communication contain forward-looking statements. USI and Infinite Reality generally identify forward-looking statements by terminology such as may, should, expects, plans, anticipates, could, intends, target, projects, contemplates, believes, estimates, predicts, potential or continue or the negative of these terms or other similar words.

These statements are only predictions. Forward-looking statements are based largely on current expectations and projections about future events and financial trends as well as beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Infinite Reality’s control.

Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks associated with the ability to obtain the shareholder approval required to consummate the proposed transactions and the timing of the closing of the proposed transaction.

The outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transactions, the occurrence of any event change or other circumstances or condition that could give or rise to the termination of the proposed transactions, statements regarding future events, actions, or performance.

Accordingly, forward-looking statements are not guarantees. And you should not rely upon forward-looking statements as predictions of future events. No assurance can be given that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

And actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made, except as required by applicable law or regulation.

USI and Infinite Reality undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of an anticipated event.

Media Contact:
press@theinfinitereality.com